Item 13. Financial Statements and Supplementary Data

ABC ACQUISITION CORP 1501

(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

ABC ACQUISITION CORP 1501 (A Development Stage Company)

FINANCIAL STATEMENTS For the period from July 10, 2009 (Date of Inception) to July 31, 2009

Page REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM 1 FINANCIAL STATEMENTS

Balance Sheet as of July 31, 2009 2 Statement of Operations for the period from July 10, 2009 (Date of Inception) to July 31, 2009 3 Statement of Changes in Stockholders’ Equity for the period from July 10, 2009 (Date of Inception) to July 31, 2009 4 Statement of Cash Flows for the period from July 10, 2009 (Date of Inception) to July 31, 2009 5 NOTES TO FINANCIAL STATEMENTS 6 - 8

UHY LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
ABC Acquisition Corp 1501

We have audited the accompanying balance sheet of ABC Acquisition Corp 1501 (a development stage company) (the "Company") as of July 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from July 10, 2009 (Date of Inception) to July 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABC Acquisition Corp 1501 (a development stage company) as of July 31, 2009, and the results of its operations and cash flows for the period from July 10, 2009 (Date of Inception) to July 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

UHY LLP

Southfield, MI
October 26, 2009

UHY LLP is an independent member of Urbach Hacker Young International Limited

ABC ACQUISITION CORP 1501 BALANCE SHEET (A Development Stage Company) JULY 31, 2009
ASSETS
Current Assets: Cash Prepaid expense Total Current Assets	$-13,000 13,000
TOTAL ASSETS	$13,000
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities: Accounts payable Total Current Liabilities	$2,403 2,403
Other Current Liabilities: Due to shareholder/officer Total Other Current Liabilities	10,000 10,000
Total Liabilities	12,403
Stockholders' Equity: Preferred Stock par value $0.0001; 100,000,000 shares authorized; authorized; none issued and outstanding Common Stock par value $0.0001; 400,000,000 shares authorized; 35,000,000 issued and outstanding on July 31, 2009 Deficit accumulated during the development stage Total Stockholders' Equity	-3,500 (2,903) 597
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,000
The accompanying notes are an integral part of these financial statements.

- 2 - 3 - 4

STATEMENT OF OPERATIONS (A Development Stage Company) ABC ACQUISITION CORP 1501 FROM JULY 10, 2009 (INCEPTION) TO JULY 31, 2009
Operating Expenses: General and administrative Total Operating Expenses	$2,903 2,903
Loss Before Income Taxes Income Tax Provision	(2,903) -
Net Loss	$(2,903)
Earnings (Loss) Per Share: Basic and Diluted	$-
Weighted Average Shares Outstanding: Basic and Diluted	35,000,000
The accompanying notes are an integral part of these financial statements.
Balance, July 10, 2009 Issuance of Stock at $0.0001	Deficit Accumulated During the Development Shares Value Stage -$ -$ -35,000,000 3,500 -ABC ACQUISITION CORP 1501 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD JULY 10, 2009 (INCEPTION) TO JULY 31, 2009 Common Stock (A Development Stage Company)			$	Total -3,500
Net Loss Balance, July 31, 2009	-35,000,000	-$ 3,500	$(2,903) (2,903)		$(2,903) 597
The accompanying notes are an integral part of these financial statements.

ABC ACQUISITION CORP 1501
(A Development Stage Company)
CONDENSED STATEMENT OF CASH FLOWS
FROM JULY 10, 2009 (INCEPTION) TO JULY 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES Net Loss $ (2,903) Adjustments to reconcile net loss to net cash used in operating activities: Prepaid expense (13,000) Accounts payable 2,403

Net Cash Used In Operating Activities (13,500)

CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from shareholder/officer 10,000 Proceeds from sale of common stock 3,500

Net Cash Provided by Financing Activities 13,500

NET INCREASE IN CASH AND CASH EQUIVALENTS

CASH AND CASH EQUIVALENTS: Beginning of the Period

End of the Period $

The accompanying notes are an integral part of these financial statements.

- 5

NOTE 1 - NATURE OF BUSINESS

ABC Acquisition Corp 1501 (the “Company”) was incorporated on July 10, 2009 in the state of Nevada. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

At July 31, 2009, the Company has not yet commenced any operations. All activity from July 10, 2009 (Date of Inception) through July 31, 2009 relates to the Company’s formation and the pending registration statement described below.

The Company, based on proposed business activities, is a ‘‘blank check’’ company. The Securities and Exchange Commission defines such a Company as ‘‘a development stage company’’ when it has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issued ‘penny stock,’ as defined in Rule 3a 51-1 under the Securities Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of ‘‘blank check’’ companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until the Company concludes a business combination.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, desires to employ the Company’s funds in its business. The Company’s principal business objective for the next twelve (12) months, and beyond such time, will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Development Stage Company

The Company is a development stage company as defined by the Statement of Financial Accounting Standards No. 7, “Accounting and Reporting by Development Stage Enterprises” (“SFAS No. 7”). The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fiscal Year End

The Company has a fiscal year ending on December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

Income Taxes

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes.” Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 was issued to clarify requirements of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, relating to the recognition of income tax benefits. As of July 31, 2009, the Company had no unrecognized tax benefits due to uncertain tax provisions.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of both common and preferred stock outstanding for the period.

As of July 31, 2009 basic and diluted income (loss) per share was the same as there were no outstanding instruments having a dilutive effect.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material affect on the accompanying financial statements.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company received $10,000 from its sole shareholder to be used for working capital. The loan is unsecured, non-interest bearing and payable on demand.

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company is authorized to issue a maximum of 500,000,000 shares; 400,000,000 of which are common shares with a par value of $0.0001 and 100,000,000 preferred shares with a par value of $0.0001.

On July 14, 2009, the Company issued 35,000,000 shares of common stock at the par value of $0.0001 and received $3,500 in cash to pay for accounting and filing fees.

The Company is authorized to issue 100,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

NOTE 5 - SUBSEQUENT EVENTS

The Company has performed a review of events subsequent to July 31, 2009 through October 26, 2009, the date the financial statements were issued.